UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2022

MJ Harvest, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-56250 (Commission File Number)	82-3400471 (IRS Employer I.D. No.)

9205 W. Russell Road, Suite 240

Las Vegas, Nevada 89139

Phone: (954) 519-3115

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

N/A

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule l4a- l2 under the Exchange Act (17 CFR 240. l4a- l2)

☐ Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240. l4d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Entry into a Material Definitive Agreement.

The AJB Capital Investments LLC and SDT Holdings LLC Agreements.

On March 22, 2021, MJ Harvest, Inc. (“MJHI” or the “Company”) entered into agreements with AJB Capital Investments LLC and SDT Holdings LLC for the sale of an aggregate of $900,000 in Promissory Notes (the “Notes”), $300,000 from AJB and $600,000 for SDT. On March 29, 2022, the Notes were paid in full.

The capital used for payoff of the Notes was obtained from additional borrowing of $971,000 from Stephen A. MacDonald and is evidenced by a Secured Promissory Note dated March 28, 2022 (the “New Note”). The New Note calls for repayment at a premium of $1,330,270 plus interest on the original principal amount calculated at 25% per annum, with default interest calculated at the lower 50% per annum or the maximum rate authorized by law. The New Note is due on June 30, 2022 and is expected to be replaced by a senior convertible secured note which is currently being negotiated. The New Note was structured to allow additional time for MJHI and the lender to negotiate and document the senior convertible secured debt. The New Note is secured by all assets of MJHI.

In the event of default, the remaining principal amount of the New Note, plus all accrued interest and any other fees due under the terms of the New Note, is, at the option of the holder of the New Note, accelerated and immediately due and payable. In the event the parties negotiate and document the senior convertible secured debt, the New Note will be cancelled and replaced by the senior convertible secured debt.

Item 2.03	Creation of a Direct Financial Obligation.

The disclosure in Item 1.01 of this Form 8-K is incorporated into this Item 2.03 by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The New Note was sold in consideration of $971,000 received from Mr. MacDonald. No additional equity securities were issued as a result of the Note payoff and the issuance of the New Note. The New Note contemplates near-term entry into a senior convertible secured note that could result in issuance of equity securities at a future date, if converted. Terms of the senior convertible secured debt are being negotiated and will be disclosed if and when the senior convertible secured debt is issued. The New Note was issued in a non-public transaction under Section 4(a)(2) of the Securities Act of 1933, as amended, solely to an accredited investor. No selling commissions or other remuneration was paid in connection with this transaction.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number Description

99.1       Secured Promissory Note

SIGNATURES

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ Harvest, Inc

/s/ Patrick Bilton	March 30, 2022
By: Patrick Bilton	Date
Its: Chief Executive Officer